UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IIVI	Nasdaq Global Select Market
Series A Mandatory Convertible Preferred Stock, no par value	IIVIP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by II-VI Incorporated (“II-VI” or the “Company”) of its previously announced acquisition of Coherent, Inc. (“Coherent”) on July 1, 2022 (the “Closing Date”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 25, 2021 (the “Merger Agreement”), by and among the Company, Watson Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”) and Coherent, on the Closing Date, Merger Sub merged with and into Coherent (the “Merger”), and Coherent continued as the surviving corporation in the Merger and a wholly owned subsidiary of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On the Closing Date, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders and other parties thereto, and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, which provides for senior secured financing of $4 billion, consisting of a term loan A facility (the “Term Loan A Facility”) in an aggregate principal amount of $850 million, a term loan B facility (the “Term Loan B Facility”) in an aggregate principal amount of $2.8 billion and a multicurrency revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan A Facility and Term Loan B Facility, the “Senior Facilities”) in an aggregate principal amount of up to $350 million, including a letter of credit sub-facility of up to $50 million.

Proceeds of the loans borrowed under the Senior Facilities on the Closing Date, together with other financing sources (including the Company’s previously issued 5.000% senior notes due 2029) and cash on hand, were used to fund the cash consideration, the repayment of certain indebtedness (including the repayment in full of the Existing Credit Facilities (as defined below in Item 1.02)) and certain fees and expenses in connection with the Merger and otherwise for general corporate purposes. Proceeds of any loans under the Revolving Credit Facility borrowed after the Closing Date and any letters of credit will be used for general corporate purposes.

The Senior Facilities are guaranteed by each of the Company’s wholly owned material domestic subsidiaries, including Coherent, and are secured by substantially all assets of the Company and of each subsidiary guarantor, in each case subject to certain exceptions.

Borrowings under the Senior Facilities in U.S. dollars bear interest at a rate per annum equal to, at the Company’s option, either a LIBO rate or base rate, in each case (subject to a 0.00% floor for the Term Loan A Facility and the Revolving Credit Facility and a 0.50% floor for the Term Loan B Facility) plus an applicable margin of (i) in the case of borrowings under the Term Loan A Facility and the Revolving Facility, initially, until the first full fiscal quarter following the Closing Date, (x) 2.00% for LIBOR loans and (y) 1.00% for base rate loans and thereafter, at a variable rate depending on the Company’s total net leverage ratio and (ii) in the case of borrowings under the Term Loan B Facility, (x) 2.75% for LIBOR loans and (y) 1.75% for base rate loans. The Company is also required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder, which commitment fee varies depending on the Company’s total net leverage ratio.

The Term Loan A Facility matures on the five-year anniversary of the Closing Date and amortizes in equal quarterly installments, starting with the first full fiscal quarter after the Closing Date, of (i) for the first twelve full fiscal quarters following the Closing Date, 1.25% of the initial principal amount and (ii) for each fiscal quarter thereafter, 1.875% of the initial principal amount. The Term Loan B Facility matures on the seven-year anniversary of the Closing Date and amortizes in equal quarterly installments, starting with the first full fiscal quarter after the Closing Date, of 0.25% of the initial principal amount. The Revolving Credit Facility matures on the five-year anniversary of the Closing Date.

In addition, the Company is required to prepay outstanding loans under the Term Loan B Facility, subject to certain exceptions, with up to 50% of the Company’s annual excess cash flow, as defined under the Credit Agreement (which percentage varies depending on the Company’s first lien secured net leverage ratio), and outstanding loans under the Term Loan A Facility and the Term Loan B Facility, subject to certain exceptions, with up to 100% of the net cash proceeds of certain recovery events and non-ordinary course asset sales (which percentage varies depending on the Company’s first lien secured net leverage ratio).

The Company may generally prepay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to LIBOR loans. Prepayments of the Term Loan B Facility in connection with certain “repricing events” resulting in a lower yield occurring at any time during the first six months after the Closing Date must be accompanied by a 1.00% prepayment premium.

The Term Loan A Facility and Revolving Credit Facility require that the Company maintain (i) a maximum total net leverage ratio, as defined in the Credit Agreement, initially of 5.25 to 1.00 as of the last day of each fiscal quarter, commencing with the end of the first full fiscal quarter after the Closing Date, stepping down to 4.00 to 1.00 at December 31, 2023 and thereafter and (ii) an interest coverage ratio, as defined in the Credit Agreement, of at least 2.50 to 1.00.

The Senior Facilities contain certain affirmative and negative covenants that limit the ability of the Company, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

The Senior Facilities contain certain events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities.

The foregoing description of the Credit Agreement and the Senior Facilities is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Exhibits and schedules that have been excluded from the text of the Credit Agreement attached hereto will be supplementally furnished to the U.S. Securities and Exchange Commission upon request.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated its Amended and Restated Credit Agreement, dated as of September 24, 2019, as amended by that certain Amendment No. 1, dated as of December 2, 2021 (as further amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Existing II-VI Credit Facility”), by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, and repaid all amounts outstanding thereunder.

On the Closing Date, the Company also terminated Coherent’s Credit Agreement, dated as of November 7, 2016, as amended by that certain Amendment No. 1, dated as of May 8, 2017, and that certain Amendment No. 2, dated as of July 5, 2017 (as further amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Coherent Credit Facility” and together with the Existing II-VI Credit Facility, the “Existing Credit Facilities”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its acquisition of Coherent through the consummation of the Merger. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each issued and outstanding share of Coherent common stock (excluding any shares of Coherent common stock owned by the Company, Coherent or any of their wholly owned direct or indirect subsidiaries) was automatically cancelled and converted into the right to receive consideration consisting of (i) $220.00 in cash, without interest (the “Cash Consideration”), and (ii) 0.91 of a validly issued, fully paid and nonassessable share of II-VI Common Stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). No fractional shares of II-VI Common Stock are being issued as Merger Consideration, and Coherent stockholders will receive cash in lieu of any fractional shares of II-VI Common Stock.

Pursuant to the terms of the Merger Agreement, each Coherent restricted stock unit award (a “Coherent RSU”), other than Director RSUs (as defined below), outstanding immediately prior to the Effective Time was converted into time-based restricted stock units denominated in shares of II-VI Common Stock (“Converted RSUs”) entitling the holder to receive, upon settlement, a number of shares of II-VI Common Stock equal to the number of shares of Coherent common stock subject to the Coherent RSU multiplied by 4.9533. For Coherent RSUs subject to performance-based vesting conditions and metrics, the number of shares of Coherent common stock subject to the Coherent RSUs equals 200% of the target number of shares of Coherent common stock covered by such awards, as determined by the Coherent board of directors.

The Company assumed approximately 403,675 Converted RSUs. The Converted RSUs are generally subject to the same terms and conditions that applied to the Coherent RSUs immediately prior to the Effective Time, provided that all such awards are subject solely to time-and service-based vesting. Each Converted RSU corresponding to a Coherent RSU that was outstanding as of the date of the Merger Agreement and as of immediately prior to the Effective Time will be entitled to the following protections:

•

(A) for any holder of Converted RSUs who is a participant in Coherent’s Change of Control and Leadership Change Severance Plan (the “CIC Plan”), accelerated vesting of such Converted RSUs upon such participant’s involuntary termination of employment in accordance with the terms and conditions set forth in the CIC Plan; and

•

(B) for any holder who is not a participant in the CIC Plan, upon his or her termination of employment by Coherent, II-VI or their respective subsidiaries without “cause” within the period beginning immediately following the Closing Date and ending on December 31, 2022 (a “Qualifying Termination”), 50% of the total number of Converted RSUs that otherwise would have vested during calendar year 2022 under the applicable vesting schedule in effect on the Closing Date had such holder remained employed with Coherent, II-VI or their respective subsidiaries through the last applicable vesting date for such award in calendar year 2022 (and reduced by the total number of Converted RSUs that vested in calendar year 2022 prior to such Qualifying Termination).

Each Coherent RSU granted to a non-employee member of Coherent’s board of directors (“Director RSUs”) (whether or not vested) that was outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration for each share of Coherent common stock covered by such Coherent RSU.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by II-VI with the U.S. Securities and Exchange Commission on March 26, 2021 and which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

On the Closing Date, II-VI issued and sold 140,000 shares of its Series B-2 Convertible Preferred Stock, having no par value (the “II-VI Series B-2 Convertible Preferred Stock”), for $10,000 per share and an aggregate purchase price of $1.4 billion, pursuant to the previously reported Statement With Respect to Shares filed on

March 30, 2021 with the Pennsylvania Department of State Corporation Bureau establishing, among other things, the designation, rights and preferences of the Series B-2 Convertible Preferred Stock, and the Amended and Restated Investment Agreement, dated as of March 30, 2021, between II-VI and BCPE Watson (DE) SPV, LP, a Delaware limited partnership and an affiliate of Bain Capital, LP. The Series B-2 Convertible Preferred Stock have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the Board of Directors of the Company (the “Board of Directors”) appointed as members of the Board of Directors two designees of Coherent who had been serving as members of Coherent’s board of directors. Specifically, the Board of Directors appointed Stephen A. Skaggs and Sandeep S. Vij as members of the Board of Directors effective as of the Effective Time. Mr. Skaggs will serve as a Class Three Director with a term expiring in 2023, and Mr. Vij will serve as a Class Three Director with a term expiring in 2023.

Mr. Skaggs served as a member of Coherent’s board of directors from 2013 through the Effective Time. Mr. Skaggs has been a private investor since April 2016. He currently also serves as a member of the board of directors and chair of the audit committee of IDEX Biometrics, ASA. From May 2013 to April 2016, Mr. Skaggs was Senior Vice President and Chief Financial Officer of Atmel Corporation, a leading supplier of microcontrollers, until its acquisition by Microchip Technology Incorporated. Mr. Skaggs has more than 25 years of experience in the semiconductor industry, including serving as President, Chief Executive Officer and Chief Financial Officer of Lattice Semiconductor, a supplier of programmable logic devices and related software. He was also previously a member of the board of directors of Lattice. Prior to Lattice, Mr. Skaggs was employed by Bain & Company, a global management consulting firm, where he specialized in high technology product strategy, mergers and acquisitions and corporate restructurings. Mr. Skaggs holds an MBA degree from the Harvard Business School and a B.S. degree in Chemical Engineering from the University of California, Berkeley.

Mr. Vij served as a member of Coherent’s board of directors from 2004 through the Effective Time. Mr. Vij has been a private investor since February 2013. Previously, he held the position of President and Chief Executive Officer and was a member of the board of directors of MIPS Technologies, Inc., a leading provider of processor architectures and cores, from January 2010 until its sale in February 2013. In addition, Mr. Vij had been the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products from May 2008 to January 2010. Prior to that, he held the position of Vice President of Worldwide Marketing, Services and Support for Xilinx Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing. He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds an MSEE from Stanford University and a BSEE from San Jose State University.

Mr. Skaggs and Mr. Vij will be eligible to receive the Company’s standard compensation for non-employee directors, which currently includes a cash retainer and grants of restricted stock units and stock options. In addition, Mr. Skaggs and Mr. Vij are each expected to execute and receive the benefit of the Company’s form of indemnification agreement for directors and officers, a copy of which has been filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission on August 28, 2018.

Additionally, in connection with the completion of the acquisition of Coherent, and in order to ensure a successful integration of Coherent, the Company agreed to make a special award of Company restricted stock units to certain Company executives, including each of: Vincent D. Mattera, Jr., Board Chair and Chief Executive Officer; Giovanni Barbarossa, Chief Strategy Officer and President, Materials Segment; Walter R. Bashaw II, President; and Mary Jane Raymond, Chief Financial Officer and Treasurer. Each award of Company restricted stock units (with a grant date fair value of $4 million, $2 million, $1.75 million, and $1.75 million for Dr. Mattera, Dr. Barbarossa, Mr. Bashaw and Ms. Raymond, respectively) was granted on the Closing Date and will vest 50% on the first anniversary and 50% on the second anniversary of the Closing Date.

On July 1, 2022, the Company entered into a new employment letter agreement with Dr. Barbarossa, which provides for a base salary of $600,000, a target annual bonus opportunity of 85% of base salary, and an annual equity award opportunity of at least $2.15 million, subject to approval by the Compensation and Human Capital Committee of the Company. The Company will file Dr. Barbarossa’s letter agreement with its next periodic report.

Item 8.01.	Other Events.

On the Closing Date, the Company and Coherent issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired

The audited Consolidated Balance Sheets as of October 2, 2021 and October 3, 2020 and the audited Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for the years ended October 2, 2021, October 3, 2020 and September 28, 2019, and the related notes thereto, of Coherent are filed as Exhibit 99.2 through incorporation by reference to Coherent’s Annual Report on Form 10-K for its year ended October 2, 2021.

The unaudited Condensed Consolidated Balance Sheets as of April 2, 2022 and October 2, 2021 and the unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders’ Equity and Condensed Consolidated Statements of Cash Flows for the three and six months ended April 2, 2022 and April 3, 2021, and the related notes thereto, of Coherent are filed as Exhibit 99.3 through incorporation by reference to Coherent’s Quarterly Report on Form 10-Q for its quarter ended April 2, 2022.

(b)    Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)    Exhibits

2.1	Agreement and Plan of Merger, dated March 25, 2021, by and among II-VI Incorporated, Watson Merger Sub Inc., and Coherent, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by II-VI Incorporated (File No. 001-39375) on March 26, 2021).

10.1	Credit Agreement, dated as of July 1, 2022, by and among II-VI Incorporated, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Coherent, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form S-8 filed by Coherent, Inc. (File No. 333-174019) on May 6, 2011).

10.3	Coherent, Inc. 2011 Equity Incentive Plan - Form of Time-Based RSU Agreement (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K filed by Coherent, Inc. (File No. 001-33962) on November 30, 2011).

10.4	Coherent, Inc. 2011 Equity Incentive Plan - Form of Performance RSU Agreement (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed by Coherent, Inc. (File No. 001-33962) on November 26, 2019).

10.5	Coherent, Inc. 2011 Equity Incentive Plan - Form of Global RSU Agreement (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed by Coherent, Inc. (File No. 001-33962) on November 27, 2018).

10.6	Coherent, Inc. 2011 Equity Incentive Plan - Form of Global Performance RSU Agreement (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed by Coherent, Inc. (File No. 001-33962) on November 26, 2019).

10.7	Coherent, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Form S-8 filed by Coherent, Inc. (File No. 333-237855) on April 27, 2020).

10.8	Coherent, Inc. Equity Incentive Plan - Form of Global Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Coherent, Inc. (File No. 001-33962) on August 12, 2020).

10.9	Coherent, Inc. Equity Incentive Plan - Form of Performance Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by Coherent, Inc. (File No. 001-33962) on August 12, 2020).

10.10	Form of Indemnification Agreement between II-VI Incorporated and its directors and officers (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K (File No. 000-16195) filed by II-VI Incorporated on August 28, 2018).

23.1	Consent of Deloitte & Touche LLP.

99.1	Joint Press Release of II-VI Incorporated and Coherent, Inc., dated July 1, 2022.

99.2	Audited Consolidated Balance Sheets as of October 2, 2021 and October 3, 2020 and audited Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for the years ended October 2, 2021, October 3, 2020 and September 28, 2019, and the related notes thereto, of Coherent, Inc. (incorporated by reference to the Annual Report on Form 10-K filed by Coherent, Inc. (File No. 001-33962) on November 30, 2021).

99.3	Unaudited Condensed Consolidated Balance Sheets as of April 2, 2022 and October 2, 2021 and unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders’ Equity and Condensed Consolidated Statements of Cash Flows for the three and six months ended April 2, 2022 and April 3, 2021, and the related notes thereto, of Coherent, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q filed by Coherent, Inc. (File No. 001-33962) on May 11, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-looking Statements

This communication contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this communication involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

The Company believes that all forward-looking statements made by it in this communication have a reasonable basis, but there can be no assurance that the expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this communication include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and additional risk factors that may be identified from time to time in future filings of the Company; (iii) the substantial indebtedness the Company has incurred in connection with the Company’s business combination transaction with Coherent (the “Transaction”) and the need to generate sufficient cash flows to service and repay such debt; (iv) the possibility that the Company may be unable to achieve expected synergies, operating efficiencies and other benefits within the expected time-frames or at all and to successfully integrate Coherent’s operations with those of the Company; (v) the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the Transaction; (vi) litigation and any unexpected costs, charges or expenses resulting from the Transaction; (vii) the risk that disruption from the Transaction materially and adversely affects the respective businesses and operations of the Company and Coherent; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products, and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and (xvii) the risks of business and economic disruption related to the currently ongoing COVID-19 outbreak and any other worldwide health epidemics or outbreaks that may arise. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: July 1, 2022	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer and Treasurer